UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)	March 15, 2011

Berkshire Income Realty, Inc
(Exact name of Registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code		(617) 523-7722

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 5.02 – DEPARTURE OF DIRECTOR OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On and effective as of March 15, 2011, the Registrant accepted the resignation of David C. Quade as Chief Financial Officer (“CFO”) of Berkshire Income Realty, Inc (the “Company”).   Mr. Quade has held the position of President, CFO and Director since the inception of the Company in July of 2002.  Mr. Quade will retain his position as President and Director and continue to provide operational oversight of the Company while focusing on the strategic direction of the portfolio.

On and effective as of March 15, 2011, the Registrant’s Board of Directors appointed Shereen P. Jones to serve as CFO of the Company.  The appointment of Ms. Jones fills the vacancy created by Mr. Quade’s resignation.  As CFO, Ms. Jones will be responsible for the Company’s financial strategy and operations while providing oversight of the Company’s capital markets, accounting, legal, and technology and risk management activities.  Ms. Jones has extensive financial experience in both the public and private real estate sectors and was most recently CFO of Boykin Lodging Company, a NYSE-listed REIT.  Previously Ms. Jones held senior positions with several investment banking firms and specialized in real estate finance and mergers and acquisitions.  Ms. Jones extensive knowledge, experience and involvement with real estate operations, capital and equity markets and merger and acquisitions activities are anticipated to contribute significantly to the leadership of the Company and the advancement of its strategic objectives.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date:  March 21, 2011                                                          By:  /s/ Christopher M. Nichols
                    Name: Christopher M. Nichols
                                                                                Title: Principal Financial Officer